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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121463 on Form S-1 of our report relating to the balance sheet of PanAmSat Holding Corporation dated December 20, 2004 (January 26, 2005 as to Note 2), appearing in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Stamford, Connecticut
January 26, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM